                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No._)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 Pets.com, Inc.

                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

                not applicable

        (2)     Aggregate number of securities to which transaction applies:

                not applicable

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                not applicable

        (4)     Proposed maximum aggregate value of transaction:
                  $9,763,231

        (5)     Total fee paid:
                  $1,953

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

                not applicable

        (2)     Form, Schedule or Registration Statement No.:

                not applicable

        (3)     Filing Party:

                not applicable

        (4)     Date Filed:

                not applicable

                                 PETS.COM, INC.
                               945 BRYANT STREET
                            SAN FRANCISCO, CA 94103

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 16, 2001

TO THE STOCKHOLDERS OF
PETS.COM, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Pets.com, Inc., a Delaware corporation (the "Company" or "Pets.com"), will be held on Tuesday, January 16, 2001, at 8:00 a.m. local time, at the offices of Venture Law Group, 2775 Sand Hill Road, Menlo Park, California 94025, to consider and vote upon the following proposals:

          1. To ratify and approve the Plan of Complete Liquidation and Dissolution of the Company, substantially in the form of Exhibit A attached to the accompanying Proxy Statement.

          2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to IPET Holdings, Inc.

          3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on December 13, 2000, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Paul G. Manca
                                          Paul G. Manca
                                          Chief Financial Officer

San Francisco, California

December 28, 2000


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                   QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q: WHAT WILL BE VOTED ON AT THE SPECIAL MEETING?

A: The proposals to be voted on at the Special Meeting are whether to ratify and approve a Plan of Complete Liquidation and Dissolution attached as Exhibit A (the "Plan"), and whether to approve an amendment to our Amended and Restated Certificate of Incorporation to change our name to IPET Holdings, Inc.

Q: WHAT WILL HAPPEN IF THE PLAN IS APPROVED?

A: If the Plan is approved, we will complete the liquidation of our remaining assets, satisfy our remaining obligations and make distributions to our stockholders of available liquidation proceeds.

Q: WHEN WILL THE STOCKHOLDERS RECEIVE ANY PAYMENT FROM THE LIQUIDATION OF THE
   COMPANY?

A: We anticipate that an initial distribution of liquidation proceeds will be made to the stockholders sometime in 2001. Thereafter, as we liquidate our remaining assets and properties we will distribute available liquidation proceeds, if any, to stockholders as the Board of Directors deems appropriate. We anticipate that the majority of the remaining liquidation proceeds will be distributed over a period of three years.

Q: WHAT IS THE AMOUNT OF THE PAYMENT THAT STOCKHOLDERS WILL RECEIVE FROM THE
   LIQUIDATION OF THE COMPANY?

A: Because of the uncertainties as to the precise net realizable value of our assets that we have not yet sold and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate net value which will ultimately be distributed to our stockholders. In addition, holders of 1,143,895 shares of our outstanding Series A Preferred Stock are entitled to receive $0.00125 per share (or a total distribution of approximately $1,430) prior to any distribution of funds to our stockholders generally. We believe that the proceeds stockholders could receive over time is up to approximately $0.25 per share; however we are unable at this time to predict the precise nature, amount and timing of any distributions, due in part to our inability to predict the net value of our non-cash assets and the ultimate amount of our liabilities, many of which have not been settled. If we are unable to settle these liabilities or achieve a sufficient value for our remaining non-cash assets, our stockholders could receive zero proceeds. See the factors described by us beginning on page 6 of this Proxy Statement which could result in zero proceeds to stockholders.

Q: WHAT WILL HAPPEN IF THE PROPOSAL TO CHANGE OUR NAME IS APPROVED?

A: If this proposal is approved, we will file an Amended and Restated
   Certificate of Incorporation with the Delaware secretary of state to change the Company's name to IPET Holdings, Inc. and the Company will continue to exist under that name until a final dissolution is effected. We have already entered into a letter of intent to sell the Pets.com trademark and the corresponding URL domain name.

Q: WHAT DO THE COMPANY STOCKHOLDERS NEED TO DO NOW?

A: After carefully reading and considering the information contained in this Proxy Statement, each Pets.com stockholder should complete and sign his or her proxy and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable Pets.com to conduct business at the meeting.

Q: CAN THE COMPANY STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR
   SIGNED PROXIES?

A: Yes. A stockholder can change his or her vote any time before proxies are voted at the meeting. Each stockholder can change his or her vote in one of three ways. First, a stockholder can send a written notice via registered mail to our Chief Financial Officer, Paul Manca, at our executive offices, stating that he or she would like to revoke his or her proxy. Second, a stockholder can complete and submit a new proxy. If a stockholder chooses either of these two methods, he or she must submit the notice of revocation or the new proxy to the Company. Third, a stockholder can attend the meeting and vote in person.

Q: IF THE COMPANY SHARES ARE HELD IN "STREET NAME" BY A STOCKHOLDER'S BROKER,
   WILL THE BROKER VOTE THESE SHARES ON BEHALF OF THE STOCKHOLDER?

A: A broker will vote Company shares only if the holder of these shares provides the broker with instructions on how to vote. Stockholders should follow the directions provided by their brokers regarding how to instruct brokers to vote the shares.

Q: CAN I STILL SELL MY SHARES OF COMPANY COMMON STOCK?

A: We received a delisting notice from the Nasdaq Stock Market on December 1, 2000 due to the low trading price per share of our stock and indicating that our Common Stock would be delisted from the Nasdaq Stock Market on or about January 23, 2001 unless we are able to maintain compliance with Nasdaq's listing requirements. We currently are not able to maintain compliance with Nasdaq's listing requirements and if the Plan is approved by the stockholders, it is likely that our noncompliance with Nasdaq's listing requirements will continue and that Nasdaq will take action to delist our securities from their National Market System. If our Common Stock is delisted from Nasdaq, trading, if any, would thereafter be conducted on the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. Consequently, stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Common Stock. In addition, it is likely that we will close our stock transfer books and restrict transfers of our Common Stock after filing the Certificate of Dissolution with the State of Delaware.

Q: WHO CAN HELP ANSWER QUESTIONS?

A: If you have any additional questions about the proposed Plan or if you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you should contact: Paul Manca, Chief Financial Officer at (415) 222-9999. Our public filings can also be accessed at the SEC's web site at www.sec.gov.

                                 PETS.COM, INC.
                               945 BRYANT STREET
                            SAN FRANCISCO, CA 94103

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 16, 2001

     Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Pets.com, Inc. (the "Company" or "Pets.com") for use at the Special Meeting of Stockholders of the Company to be held on Tuesday, January 16, 2001 at 8:00 a.m. local time, at the offices of Venture Law Group, 2775 Sand Hill Road, Menlo Park, California 94025, and any adjournments thereof (the "Special Meeting").

     Only stockholders of record as of December 13, 2000 (the "Record Date") will be entitled to vote at the Special Meeting. As of that date, there were 35,377,240 shares of Common Stock, par value $.00125 per share, of the Company ("Common Stock") issued and outstanding and 1,143,895 shares of non-voting Series A Preferred Stock, par value $.00125 per share of the Company ("Preferred Stock") issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. No outstanding shares of Preferred Stock will be entitled to vote. Execution of a proxy will not in any way affect a stockholder's right to attend the Special Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Chief Financial Officer of the Company at any time before it is exercised, or by voting in person at the Special Meeting. If a stockholder is not attending the Special Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Special Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. The matters being submitted to stockholders require the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Abstentions are included in the number of shares present or represented and voting on the proposal, and, therefore, will have the effect of a negative vote.

     At the Special Meeting, (i) a proposal to ratify and approve a plan of complete liquidation and dissolution of the Company and (ii) a proposal to amend the Company's Amended and Restated Certificate of Incorporation to change the Company's name to IPET Holdings, Inc. will be subject to the vote of holders of the Company's Common Stock. The Board of Directors of the Company knows of no other matters to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have the effect of a vote against the proposal to approve the plan of complete liquidation and dissolution and any other matter requiring the affirmative vote of a certain percentage of shares outstanding.

                            SECURITIES OWNERSHIP OF
                     MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of November 30, 2000 and upon conversion of all outstanding shares of Preferred Stock into Common Stock by:

     - each stockholder known to us to own beneficially more than 5% of our Common Stock;

     - each of our current directors and the named officers (as defined in the Securities Act of 1933, as amended (the "Securities Act")); and

     - all current directors and executive officers as a group.

     Except as otherwise noted, the address of each person listed in the table is c/o Pets.com, Inc., 945 Bryant Street, San Francisco, California 94103. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned by each stockholder as of November 30, 2000. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 30, 2000 are deemed outstanding. Those shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percent of beneficial ownership for each stockholder is based on 36,660,961 shares of Common Stock outstanding as of November 30, 2000 (assuming conversion of all outstanding shares of non-voting Preferred Stock into Common Stock).

                                                                               PERCENT OF
                                                                 SHARES       COMMON STOCK
                                                              BENEFICIALLY    BENEFICIALLY
                      NAME AND ADDRESS                           OWNED           OWNED
                      ----------------                        ------------    ------------
Amazon.com, Inc.............................................    8,973,029         24.5%
  1200 12th Avenue South, Suite 1200
  Seattle, WA 98108-1226
Entities Affiliated with Hummer Winblad Venture Partners....    4,677,114         12.8%
  2 South Park, 2nd Floor
  San Francisco, CA 94107
Petstore.com, Inc. .........................................    3,700,587         10.1%
  1545 Park Avenue
  Emeryville, CA 94608
Mark J. Britto..............................................    8,973,029         24.5%
John R. Hummer..............................................    4,677,114         12.8%
John B. Balousek............................................      285,227            *
David Chichester............................................       33,333            *
Michela English.............................................            0            *
Julia L. Wainwright.........................................    1,012,318          2.8%
Christopher E. Deyo.........................................      623,175          1.8%
Paul G. Manca...............................................      106,666            *
Paul W. Melmon..............................................      234,493            *
Ralph E. Lewis..............................................       73,833            *
All executive officers and directors as a group (15
  persons)..................................................   16,474,319         44.0%

---------------
* Less than 1% of the outstanding shares of Common Stock.

     The beneficial ownership for entities affiliated with Hummer Winblad Venture Partners is comprised of 2,631,337 shares held by Hummer Winblad Venture Partners III, L.P., 138,491 shares held by Hummer Winblad Technology Fund III, L.P., and 1,907,286 shares held by Hummer Winblad Venture Partners IV, L.P. The general partner of each of the first two funds listed in the first sentence of this paragraph is Hummer

Winblad Equity Partners III, LLC, and the general partner of the third fund is Hummer Winblad Equity Partners IV, LLC. The members of each of the foregoing general partners are principals of Hummer Winblad Venture Partners.

     The beneficial ownership for Mark J. Britto is comprised of 8,973,029 shares held by Amazon.com. Mr. Britto is a director of Pets.com and Vice President of Strategic Alliances of Amazon.com and he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.

     The beneficial ownership for John R. Hummer is comprised of 2,631,337 shares held by Hummer Winblad Venture Partners III, L.P., 138,491 shares held by Hummer Winblad Technology Fund III, L.P., and 1,907,286 shares held by Hummer Winblad Venture Partners IV, L.P. Mr. Hummer is a director of Pets.com and a member of each Hummer Winblad Equity Partners III, LLC and Hummer Winblad Equity Partners IV, LLC, the general partners for the three investment funds listed in the first two sentences of this paragraph, and he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.

     The beneficial ownership for John B. Balousek includes 15,894 shares held by the Balousek Family Ltd. Partnership and 233,333 shares under outstanding stock options that are currently exercisable or exercisable within 60 days of November 30, 2000.

     The beneficial ownership for David Chichester includes 33,333 shares under outstanding stock options that are currently exercisable or exercisable within 60 days of November 30, 2000.

     The beneficial ownership for Julie L. Wainwright includes 100,000 shares under outstanding stock options that are currently exercisable or exercisable within 60 days of November 30, 2000.

     The beneficial ownership for Christopher E. Deyo includes 100,000 shares under outstanding stock options that are currently exercisable or exercisable within 60 days of November 30, 2000.

     The beneficial ownership for Paul G. Manca includes 106,666 shares under outstanding stock options that are currently exercisable or exercisable within 60 days of November 30, 2000.

     The beneficial ownership for Paul W. Melmon includes, 43,333 shares under outstanding stock options that are currently exercisable or exercisable within 60 days of November 30, 2000.

     The beneficial ownership for Ralph Lewis includes 73,833 shares under outstanding stock options that are currently exercisable or exercisable within 60 days of November 30, 2000.

     The beneficial ownership for our executive officers and directors as a group includes 819,256 shares under outstanding stock options that are currently exercisable or exercisable within 60 days of November 30, 2000.

                                 PROPOSAL NO. 1

                      RATIFICATION AND APPROVAL OF PLAN OF
                      COMPLETE LIQUIDATION AND DISSOLUTION

GENERAL

     Our Board of Directors is proposing the Plan of Complete Liquidation and Dissolution (the "Plan") for ratification and approval by our stockholders at the Special Meeting. The Plan was approved by the Board of Directors, subject to stockholder approval, on November 4, 2000 and went into effect on November 7, 2000. A copy of the Plan is attached as Exhibit A to this Proxy Statement. Certain material features of the Plan are summarized below. STOCKHOLDERS SHOULD READ THE PLAN IN ITS ENTIRETY.

     Our Board of Directors unanimously adopted resolutions on November 4, 2000 (the "Effective Date") which authorized the orderly liquidation of the Company's assets pursuant to the Plan. The Plan authorized the Company's officers to commence the sale of the Company's individual assets on November 7, 2000 if the Company had not received any offers to invest material capital into the Company or to acquire the business as a going concern. The Board of Directors resolved that immediately commencing the sale of assets would be necessary to maximize stockholder value because our assets have rapidly declining value. As of November 7, 2000, the Company had not received any offers to purchase the business as a going concern, and the Company's officers subsequently commenced the sale of our assets and the general winding down of the Company's business, including such things as laying off personnel, terminating commercial agreements and exiting related obligations. As of the date of this Proxy Statement, the Company has completed the sale of a substantial portion of its assets and paid or settled a substantial portion of its liabilities. After the Effective Date, we have not engaged in any business activities except for the purpose of preserving the value of our assets, prosecuting and defending lawsuits by or against us or our subsidiaries, adjusting and winding up our business and affairs, selling and liquidating our properties and assets, including our intellectual property and other intangible assets, paying our creditors, terminating commercial agreements and relationships and preparing to make distributions to stockholders, in accordance with the Plan. In addition, if the Plan is approved by our stockholders, we will file a Certificate of Dissolution with the Secretary of State of the State of Delaware.

     Our Board of Directors may, at any time, turn management of the Company over to a third party to complete the liquidation of our remaining assets and distribute proceeds from the sale of assets to our stockholders pursuant to the Plan. This third-party management may be in the form of a liquidating trust, which, if adopted, would succeed to all of the assets, liabilities and obligations of the Company. Our Board of Directors may appoint one or more of its members, an officer of the Company or a third party to act as trustee or trustees of such liquidating trust. If, however, all of our assets are not distributed within three years after the date our Certificate of Dissolution is filed with the State of Delaware, we will transfer our remaining assets to a liquidating trust if we have not already done so. Your ratification and approval of the Plan will also constitute your approval of any appointment and compensation of such trustees.

     During the liquidation of our assets, we may pay to our officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan. Your ratification and approval of the Plan will constitute your approval of the payment of any such compensation.

     The following resolution will be offered at the Special Meeting:

        "RESOLVED, THAT THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION RECOMMENDED BY THE BOARD OF DIRECTORS BE RATIFIED AND APPROVED."

BACKGROUND AND REASONS FOR THE PLAN

COMPANY BACKGROUND

     We operated as an online retailer of pet products, integrating product sales with expert information on pets and their care. We sought to address the entire pet products market. Our broad selection of SKUs was integrated with extensive pet-related information and resources designed to help consumers make informed purchasing decisions. We designed our Web store to provide our customers with a convenient, one-stop shopping experience that was organized to reflect how consumers think about shopping for their pets. Our Web store was designed to address the needs of many of the most popular pets, and we sought to provide quality customer service through our in-house distribution, fulfillment, customer service, and technology operations. We also encouraged participation in the pet community both through our Web store and through Pets.commitment, our charitable initiative that supported the role that pets and people play in each others' lives.

     We were incorporated in California in February 1999. Certain assets related to our Web store, including the Pets.com domain name and numerous pet-related URL's and internet domain names, were sold to us from a third party concurrent with our first round of venture capital investment in April 1999.

     Shortly thereafter, we launched our first major online banner campaigns, including banner and button purchases on major portals and shopping areas. In mid 1999, we redesigned and launched our new Web site, which included an improved user interface, a more flexible, fully-featured database structure and enhanced integration of content and merchandise. We continued to focus on building our organization, developing our technology infrastructure, further developing and upgrading our Web site, increasing customer traffic and sales, expanding our product assortment, promoting our brand and enhancing our fulfillment and customer service operations. In the fall of 1999, we invested in an offline advertising campaign, supplemented by online advertising, business incentive programs, direct marketing and public relations, which successfully established brand recognition for Pets.com.

     As a result of these efforts our revenues for 1999 were approximately $5.8 million. In order to manage the increase in our site traffic and revenues, we expanded and upgraded our site, order fulfillment operations and organizational infrastructure. This expansion included enhancing the features and functions on our site, adding server and database capacity, building our internally developed order fulfillment and logistics system, and opening an order fulfillment facility in Greenwood, Indiana.

     In order to finance this rapid growth, we raised a total of $79.8 million in private equity financing between June and December 1999 from leading venture capital firms, such as Hummer Winblad Venture Partners and Bowman Capital Management, and strategic investors such as Amazon.com. In January 2000, we also entered into a strategic relationship with GO.com and its related online properties including Disney.com and Family.com. In February 2000, we completed our initial public offering of 7,500,000 shares of our Common Stock, and raised approximately $77 million to further finance our activities, and at that time we reincorporated in the State of Delaware.

     Despite our growth in revenues, the Company incurred significant net losses. During 1999, we incurred a net loss of approximately $61.8 million, and for the first nine months of 2000, our net loss was approximately $84.9 million.

REVIEW OF ALTERNATIVES

     In July 2000, we engaged Merrill Lynch & Co to assist the Company in finding financing for the Company or any parties interested in acquiring the Company. These efforts continued through the summer and early fall during which Merrill Lynch & Co. contacted more than 50 domestic and international strategic and financial prospects on our behalf. In addition, during this time, the Company independently contacted numerous potential investors and acquirors and explored various options to finance or sell the Company. By late October 2000, the Company's management believed that it was highly unlikely that any party was prepared to provide capital or acquire the Company. In fact, out of the more than 50 prospects contacted, fewer than 8 were even prepared to meet in person, and those that did meet with us in person were ultimately not prepared to provide capital or acquire the Company. Our Board concluded that the orderly wind down of the Company was the course of action that most likely offers the highest return to the stockholders and that to continue the operation of the business would reduce the assets and cash that may ultimately be returned to our stockholders.

     In light of this situation and the continued material declining value of comparably traded public companies, on November 4, 2000, assuming no acceptable offers to acquire the Company or to invest capital in our operations were received on or before 9:00 a.m. Pacific standard time on November 7, 2000, our Board of Directors unanimously approved the orderly wind down of our operations, including the layoff of approximately 255 of our 320 employees which was completed on November 7, 2000, the closure of our Web store effective November 10, 2000, the ceasing of all sales transactions effective November 10, 2000, and authorizing management to immediately commence efforts to sell the majority of our assets, including inventory, distribution center equipment, URLs, content and our Sock Puppet brand icon and other intellectual property, terminate commercial agreements and relationships, exit our commercial obligations, and generally wind down our business and operations. The Board determined that immediate sale of such assets was the best way to preserve stockholder value since any delay in their sale was likely to diminish the liquidation value of such assets. As of the date of this Proxy Statement, the Company has completed the sale of a substantial portion of its assets and paid or settled a substantial portion of its liabilities. The Board of Directors' decision was reached after no viable offers to acquire or fund capital into the Company were received.

CONCLUSION OF THE BOARD OF DIRECTORS

     On November 4, 2000, our Board of Directors unanimously adopted the Plan. In arriving at this conclusion, the Board considered a number of factors, including alternatives to the proposal and the future prospects of the Company, as well as the oral advice of Merrill Lynch. Prior to and at the meeting of the Board of Directors on November 4, 2000, the Board received comparisons of the Company's net asset value to the prices at which our Common Stock was trading at different points in time and analyzed the results of management's investigation of various acquisition, investment and strategic partnering opportunities. The Board of Directors had been kept informed continuously of our business affairs and financial condition, and since May 2000 has convened at numerous separate meetings to consider these issues. The Board has been apprised by Merrill Lynch of the market values of comparable companies and the lack of prospects for Pets.com to be financed as a going concern. Accordingly, the Board of Directors determined that it would not be advisable to continue to operate the Company on an independent basis indefinitely if the potential for growth and availability of financing were so limited. Further, after significant effort, we had not been successful in identifying a buyer or strategic alliance partner acceptable to the Company. Based on this information, the Board of Directors determined that distribution to the stockholders of cash proceeds from the sale of the Company's assets would return the greatest value to our stockholders as compared to other alternatives; and that liquidation would prevent further erosion of stockholders' equity through continuing net losses and market declines. There can be no assurance that the liquidation value per share of Common Stock in the hands of the stockholders will equal or exceed the price or prices at which the Common Stock has recently traded or may trade in the future, or that the liquidation value will exceed zero. However, the Board of Directors believes that it is in the best interests of the Company and our stockholders to distribute to the stockholders the Company's net assets, if any, pursuant to the Plan. If the Plan is not ratified and approved by the stockholders, the Board of Directors will explore what, if any, alternatives are available for the future of Pets.com, particularly in light of the fact that the Company has consummated the sale of a substantial portion of its assets as of the date of this Proxy Statement. The Board of Directors does not believe, however, that there are viable alternatives to the Plan, and even if there were, that any of our employees would continue to be available to execute them.

FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING WHETHER TO APPROVE THE PLAN

     There are many factors that the Company's stockholders should consider when deciding whether to vote to ratify and approve the Plan. Such factors include those set forth in the Company's publicly filed reports, including its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 and its Form 8-K dated November 7, 2000, as well as those factors set forth below.

THERE ARE RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS.

     This Proxy Statement contains certain forward looking statements, including statements concerning the value of the Company's net assets, the anticipated liquidation value per share of Common Stock as compared to its market price absent the proposed liquidation, and the likelihood of stockholder value resulting from sale of certain of its significant assets. Some of our other assets may be difficult for the Company to convert into cash, and we can make no assurance that we will receive any material amounts in respect of such assets. No assurance can be given that the amount to be received in liquidation will equal or exceed the price or prices at which the Common Stock has recently traded or may trade in the future, or that the liquidation value will exceed zero. Stockholders who disagree with the Board of Directors' determination that the ratification and adoption of the Plan is in the best interests of the Company and its stockholders should vote "against" ratification and approval of the Plan.

STOCKHOLDERS MAY BE LIABLE TO CREDITORS OF THE COMPANY FOR UP TO AMOUNTS RECEIVED FROM THE COMPANY IF THE COMPANY'S RESERVES ARE INADEQUATE.

     If the Plan is approved by the stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving the Company. Pursuant to the Delaware General Corporation Law (the "DGCL"), the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against it and enabling the Company gradually to close its business, to dispose of its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. Under the DGCL, in the event the Company fails to create an adequate contingency reserve for payment of its expenses and liabilities during this three-year period, each stockholder could be held liable for payment to the Company's creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve. The liability of any stockholder would be limited to the amounts previously received by such stockholder from the Company (and from any liquidating trust or trusts). Accordingly, in such event a stockholder could be required to return all distributions previously made to such stockholder. In such event, a stockholder could receive nothing from the Company under the Plan. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve established by the Company will be adequate to cover any expenses and liabilities. However, after a review of its assets and liabilities, the Company believes that the reserves will be adequate and that a return of amounts previously distributed will not be required. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust."

SHARES OF OUR SERIES A PREFERRED STOCK WILL BE ENTITLED TO RECEIVE $0.00125 PER SHARE BEFORE ANY DISTRIBUTION OF FUNDS IS MADE TO HOLDERS OF OUR COMMON STOCK.

     Pursuant to our Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock filed with the Secretary of State of Delaware on July 6, 2000, upon our liquidation or dissolution holders of shares of our Series A Preferred Stock will be entitled to receive $0.00125 per share before any distribution of funds is made to holders of our Common Stock. They are also entitled to receive accrued but unpaid dividends declared by the Board of Directors on our Common Stock, but no such dividends have ever been declared. Based on the foregoing, approximately $1,430 would be paid to the holders of 1,143,895 outstanding shares of Series A Preferred Stock before we distribute to all stockholders proceeds from the sale of our assets. After the foregoing initial payment has been made to the Series A Preferred stockholders, they would also share on a pro-rata basis in the general distribution of proceeds from the sale of our assets to be made to all Common stockholders, as if their shares of Series A Preferred Stock have been converted to an equal number of shares of Common Stock.

IF WE FAIL TO RETAIN THE SERVICES OF CURRENT KEY PERSONNEL, THE PLAN MAY NOT SUCCEED.

     The success of the Plan depends in large part upon the Company's ability to retain the services of certain of its current personnel or to attract qualified replacements for them. The retention of qualified personnel is particularly difficult under the Company's current circumstances. For this reason and others discussed below, the Company has entered into retention agreements with certain executive officers. See "Approval of Plan of Complete Liquidation and Dissolution -- Possible Effects of the Approval of the Plan Upon Directors and Officers."

OUR STOCK TRANSFER BOOKS WILL CLOSE ON THE FINAL RECORD DATE, AFTER WHICH IT WILL NOT BE POSSIBLE FOR STOCKHOLDERS TO PUBLICLY TRADE IN OUR STOCK.

     The Company intends to close its stock transfer books and discontinue recording transfers of Common Stock at the close of business on the record date fixed by the Board for filing the Certificate of Dissolution (the "Final Record Date"). Thereafter, certificates representing the Common Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law.

WE EXPECT THAT OUR STOCK WILL BE DELISTED FROM THE NASDAQ STOCK MARKET ON OR ABOUT JANUARY 23, 2001.

     The Company has received a delisting notice from the Nasdaq Stock Market due to its low trading price per share. The delisting will occur at Nasdaq's discretion on or about January 23, 2001 if the Company is unable to comply with Nasdaq's continued listing criteria. The Company expects it will be unable to satisfy the requirements for continued listing of its Common Stock on the Nasdaq Stock Market. Moreover, rules of the Nasdaq Stock Market require that companies listed on the Nasdaq Stock Market continue to have an operating business. If the Company completes its plans to conclude business activities and dissolve, it will no longer have an operating business. In addition, as the Company distributes cash to its stockholders, certain other listing criteria may not be met. If Nasdaq delists the Company's Common Stock from the Nasdaq Stock Market, the ability of stockholders to buy and sell shares will be materially impaired.

OUR BOARD MEMBERS MAY HAVE A POTENTIAL CONFLICT OF INTEREST IN RECOMMENDING RATIFICATION AND APPROVAL OF THE PLAN.

     Members of the Board of Directors may be deemed to have a potential conflict of interest in recommending ratification and approval of the Plan. See "Approval of Plan of Complete Liquidation and Dissolution -- Possible Effects of the Approval of the Plan Upon Directors and Officers."

POSSIBLE EFFECTS OF THE APPROVAL OF THE PLAN UPON DIRECTORS AND OFFICERS

     Other than as set forth below, it is not currently anticipated that liquidation of the Company will result in any material benefit to any of our officers or to directors who participated in the vote to adopt the Plan.

     The following current officers or directors of the Company are parties to retention bonus agreements with the Company providing for payment to them of bonus compensation and severance in the amounts specified (less applicable withholding tax) in the event of a change of control or the liquidation, dissolution or winding up of the Company. These retention bonus agreements were adopted by the Company's Board of Directors at various times since April 2000 to help ensure the Company's executive officers had sufficient incentives to remain with the Company and maximize the value of the Company's business and its assets in the event of: (i) a financing in which the Company raised at least $10 million; (ii) a merger or sale of the Company resulting in a change of control; or (iii) a liquidation of the Company. If none of the foregoing occurred, then the retention bonuses were intended to guarantee the individual's continued service with respect to the Company's ongoing operations through March 1, 2001. Bonus compensation is payable on the effective date of a complete liquidation, dissolution or winding up of the Company. In addition, each of the officers or directors listed is entitled to receive severance payments for a period corresponding to the number of months set forth below following his or her termination date (the "Severance Period") equal to his or her current base monthly salary, a pro-rated amount of such employee's "target bonus" based on the first three quarters in the year in which the termination occurs, and continuation of health and life insurance benefits through the end of the Severance Period (all subject to applicable withholding tax).

                                                                       MONTHS IN     TOTAL      PRO-RATED
                                                           BONUS       SEVERANCE   SEVERANCE   TARGET BONUS
            NAME                      POSITION          COMPENSATION    PERIOD      PAYMENT     TO BE PAID
            ----                      --------          ------------   ---------   ---------   ------------
Julie L. Wainwright.........  Chief Executive Officer     $225,000        12       $235,000       $    0
                              and Chairman of the
                              Board of Directors
Christopher E. Deyo.........  President                   $225,000        12       $235,000       $    0
Paul G. Manca...............  Chief Financial Officer     $225,000         6       $117,500       $    0
John R. Benjamin............  Vice President of           $ 75,000         6       $ 77,500       $1,550
                              Merchandising
John M. Hollon..............  Vice President of           $ 75,000         6       $ 75,000       $1,875
                              Editorial
Diane R. Hourany............  Vice President of           $ 75,000        12       $160,000       $2,000
                              Customer Service
Ralph E. Lewis..............  Senior Vice President of    $ 75,000        12       $225,000       $1,125
                              Distribution and
                              Logistics

                                                                       MONTHS IN     TOTAL      PRO-RATED
                                                           BONUS       SEVERANCE   SEVERANCE   TARGET BONUS
            NAME                      POSITION          COMPENSATION    PERIOD      PAYMENT     TO BE PAID
            ----                      --------          ------------   ---------   ---------   ------------
Paul W. Melmon..............  Chief Information           $150,000         6       $117,500       $1,763
                              Officer
Kathryn C. Ringewald........  Vice President of Human     $150,000         6       $ 82,500       $1,031
                              Resources
Matthew K. Gee..............  Senior Vice President       $ 75,000         6       $105,000       $2,100
                              of Merchandising

     On November 4, 2000, the Board of Directors elected not to repurchase shares of unvested stock that had previously been acquired by employees and directors pursuant to restricted stock purchase agreements, through early exercise of employee stock options or otherwise. As a result of that action, the Company's repurchase right lapsed with respect to the indicated number of shares held by the individuals below, at the specified purchase prices.

                                                                 NUMBER OF SHARES        PER SHARE
                                                               FOR WHICH REPURCHASE      PURCHASE
                            NAME                                   RIGHT LAPSED            PRICE
                            ----                              -----------------------    ---------
Julia L. Wainwright.........................................           559,228            $0.0125
Christopher E. Deyo.........................................           326,985            $0.1875
Paul G. Manca...............................................                --                 --
John R. Benjamin............................................                --                 --
John M. Hollon..............................................            62,500            $0.1875
Diane R. Hourany............................................            78,602            $0.1875
Ralph E. Lewis..............................................                --                 --
Paul W. Melmon..............................................           119,475            $0.1875
Kathryn C. Ringewald........................................            60,785            $0.1875
Matthew Gee.................................................                --                 --
OUTSIDE DIRECTORS
John B. Balousek............................................            27,000            $ 1.875
David Chichester............................................                --                 --

     The table below sets forth information relating to stock options held by each officer of the Company as well as two outside directors of the Company, as of November 30, 2000. Other than as set forth below, in connection with its approval and adoption of the Plan, the Board did not grant acceleration of unvested, unexercised stock options, which options will therefore terminate upon dissolution of the Company.

                                                                                                        WEIGHTED
                                                            ACCELERATION                                AVERAGE
                                                               DUE TO      ACCELERATION                 EXERCISE
                                    TOTAL                     ORIGINAL        DUE TO        "IN THE     PRICE OF
                                   OPTIONS       VESTED        OPTION        RETENTION       MONEY"      VESTED
             NAME                OUTSTANDING   OPTIONS(1)    AGREEMENTS    AGREEMENTS(2)   OPTIONS(3)   OPTIONS
             ----                -----------   ----------   ------------   -------------   ----------   --------
Julia L. Wainwright............    100,000      100,000             --            --             --     $2.0625
Christopher E. Deyo............    100,000      100,000             --            --             --     $2.0625
Paul G. Manca..................    375,000       98,333             --            --             --     $1.3951
John R. Benjamin...............    150,600       52,066             --        23,790         27,000     $1.0599
John M. Hollon.................     58,000       18,666             --         9,000             --     $2.0424
Diane R. Hourany...............     30,000       20,000             --            --             --     $2.0625
Ralph E. Lewis.................    211,000       65,000             --            --             --     $1.9615
Paul W. Melmon.................    125,000       40,666             --        21,084             --     $1.7674
Kathryn C. Ringewald...........     57,000       24,875             --         8,031             --     $1.9339
Matthew Gee....................    215,000           --             --        53,750             --     $1.0625

                                                                                                        WEIGHTED
                                                            ACCELERATION                                AVERAGE
                                                               DUE TO      ACCELERATION                 EXERCISE
                                    TOTAL                     ORIGINAL        DUE TO        "IN THE     PRICE OF
                                   OPTIONS       VESTED        OPTION        RETENTION       MONEY"      VESTED
             NAME                OUTSTANDING   OPTIONS(1)    AGREEMENTS    AGREEMENTS(2)   OPTIONS(3)   OPTIONS
             ----                -----------   ----------   ------------   -------------   ----------   --------
OUTSIDE DIRECTORS
John B. Balousek...............    300,000      225,000             --            --             --     $0.8125
David Chichester...............    100,000       25,000             --            --             --     $2.0625

---------------
(1) As of November 30, 2000.

(2) If the individual is terminated without cause within one year of a liquidation or change of control, 25% of the person's unvested shares will vest. The number of shares set forth in the table represent 25% of the individual's unvested shares as of November 30, 2000.

(3) Aggregate number of options exercisable at prices below $0.25, the upper end of the estimated distribution per share.

     The Board of Directors may confer other benefits or bonuses to employees and officers of the Company, including officers who are also directors, in recognition of their services to the Company based on the performance of such employees and officers, including performance during the Company's liquidation process.

     The Plan was adopted by the unanimous vote of disinterested directors. It is not currently anticipated that the liquidation of the Company will result in any material increase in value of the shares, options or warrants held by any directors who participated in the vote on the Plan.

PRINCIPAL PROVISIONS OF THE PLAN

     The Company will distribute pro rata to its stockholders, in cash or in-kind, or sell or otherwise dispose of, all its property and assets, except that the Company does not plan to sell its customer list. To obtain the highest price for the sale of the Company's assets and to preserve value for the stock holders, the Company commenced the sale of its assets immediately after approval of the Plan by the Board on November 4, 2000. As of the date of this Proxy Statement, the Company has completed the sale of a substantial portion of its assets and paid or settled a substantial portion of its liabilities and has generally terminated its commercial agreements, relationships and overall operations. All but approximately twenty employees have been laid off. In any case, the sale of assets, excluding the Company's customer list, will be concluded prior to the third anniversary of the filing of the Certificate of Dissolution with the Delaware Secretary of State by a final liquidating distribution either directly to the stockholders or to one or more liquidating trusts. Any sales of the Company's assets have been and will be made in private or public transactions and on such terms as are approved by the Board of Directors. It is not anticipated that any further votes of the Company's stockholders will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors. See "Sales of the Company's Assets."

     Subject to the payment or the provision for payment of the Company's indebtedness and other obligations, the Company's cash on hand, together with the cash proceeds of any sales of the Company's other assets, will be distributed from time to time pro rata to the holders of the Preferred and Common Stock. The Company intends to establish a reasonable reserve (a "Contingency Reserve") in an amount determined by the Board of Directors to be sufficient to satisfy the liabilities, expenses and obligations of the Company not otherwise paid, provided for or discharged. The net balance, if any, of any such Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will also be distributed to the Company's stockholders pro rata. No assurances can be given that available cash and amounts received from the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims and to make cash distributions to stockholders. The Company currently has no plans to repurchase shares of capital stock from its stockholders; however, Catalyst Investments, L.L.C. has returned to us 1,102,400 shares of Common Stock that it previously purchased from us in consideration of our agreement to terminate a Content Partner/Distribution Agreement between the Company and certain entities affiliated with GO.com. Also, an individual stockholder returned 40,000 of our shares of Common Stock to us in exchange for certain assets relating to coolpetstuff.com. If the Company were to repurchase shares of capital stock from its stockholders for cash, such repurchases would be open market purchases and would decrease amounts distributable to other stockholders if the Company were to pay amounts in excess of the per share values distributable in respect of the shares purchased and would increase amounts distributable to other stockholders if the Company were to pay amounts less than the per share values distributable in respect of such shares. See "Liquidating Distributions; Nature; Amount; Timing" and "Contingent Liabilities; Contingency Reserve; Liquidating Trust" below.

     If deemed necessary by the Board of Directors for any reason, the Company may, from time to time, transfer any of its unsold assets to one or more trusts established for the benefit of the stockholders of the Company, which property would thereafter be sold or distributed on terms approved by its trustees. If all of the Company's assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution of the Company, the Company will transfer in final distribution such remaining assets to a trust. The Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a trust. Any of such trusts are referred to in this Proxy Statement as "liquidating trusts." Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. In the event of a transfer of assets to a liquidating trust, the Company would distribute, pro rata to the holders of its capital stock, beneficial interests in any such liquidating trust or trusts. It is anticipated that the interests in any such trusts will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them. The Plan authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause the Company to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. Approval and ratification of the Plan also will constitute the approval by the Company's stockholders of any such appointment and any liquidating trust agreement or agreements. For further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, reference is made to "Contingent Liabilities; Contingent Reserve; Liquidating Trust."

     The Company will close its stock transfer books and discontinue recording transfers of shares of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of the Company are transferred to a liquidating trust, or (iii) the Final Record Date, and, thereafter, certificates representing shares of Preferred and Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. After the Final Record Date, the Company will not issue any new stock certificates, other than replacement certificates. Any person holding options, warrants or other rights to purchase Preferred or Common Stock must exercise such instruments or rights prior to the Final Record Date. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" and "Final Record Date" below.

     Following approval of the Plan by the stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving the Company. The dissolution of the Company will become effective, in accordance with the DGCL, upon proper filing of the Certificate of Dissolution with the Secretary of State or upon such later date as may be specified in the Certificate of Dissolution. Pursuant to the DGCL, the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling the Company gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the Company was organized.

ABANDONMENT; AMENDMENT

     Under the Plan, the Board of Directors may modify, amend or abandon the Plan, notwithstanding stockholder ratification and approval, to the extent permitted by the DGCL. The Company will not amend or modify the Plan under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws.

LIQUIDATING DISTRIBUTIONS; NATURE; AMOUNT; TIMING

     Although the Board of Directors has not established a firm timetable for distributions to stockholders if the Plan is ratified and approved by the stockholders, the Board of Directors intends, subject to contingencies inherent in winding up the Company's business, to make such distributions as promptly as practicable. As a the date of this Proxy Statement, the Company has completed the sale of a substantial portion of its assets and paid or settled a substantial portion of its liabilities. The liquidation is expected to be concluded prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution either directly to the stockholders or to a liquidating trust. After payment of the initial Series A Preferred Stock liquidation preference, the proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and after such date, any distributions made by the Company shall be made solely to stockholders of record on the close of business on the Final Record Date, except to reflect permitted transfers. The Board of Directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan. The actual nature, amount and timing of all distributions will be determined by the Board of Directors, in its sole discretion, and will depend in part upon the Company's ability to convert its remaining assets into cash and pay and settle its significant remaining liabilities and obligations.

     The Company does not plan to satisfy all of its liabilities and obligations prior to making distributions to its stockholders, but instead will reserve assets deemed by management and the Board of Directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust." Management and the Board of Directors believe that the Company has sufficient cash to pay its current and accrued obligations without the sale of any of its assets.

     Uncertainties as to the precise net value of the Company's non-cash assets and the ultimate amount of its liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following stockholder ratification approval of the Plan. These expenses will reduce the amount of assets available for ultimate distribution to stockholders, and, while the Company does not believe that a precise estimate of those expenses can currently be made, management and the Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received on the sale of assets are not adequate to provide for the Company's obligations, liabilities, expenses and claims, distributions of cash and other assets to the Company's stockholders will be reduced.

FACTORS TO BE CONSIDERED WITH RESPECT TO SALE OF THE COMPANY'S ASSETS

     The sale by the Company of an appreciated asset will result in the recognition of taxable gain by the Company to the extent the fair market value of such asset exceeds the Company's tax basis in such asset.

SALES OF THE COMPANY'S ASSETS

     The Plan involves the sale of all of the assets of the Company, except for the Company's customer list. Agreements for the sale of a substantial portion of the Company's assets and actual sales have been entered into prior to the Special Meeting and approved by the Board of Directors and officers of the Company.

Ratification and approval of the Plan will constitute approval of any such agreements and sales. Sales of the Company's assets have been and will be made on such terms as are approved by the Board of Directors and may be conducted by either competitive bidding, public sales or privately negotiated sales. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors. The Company does not anticipate amending or supplementing the Proxy Statement to reflect any such agreement or sale, unless required by applicable law. The prices at which the Company has been and will be able to sell its various assets depends largely on factors beyond the Company's control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, United States and foreign regulatory approvals, public market perceptions, and limitations on transferability of certain assets. In addition, the Company may not obtain as high a price for a particular asset as it might secure if the Company were not in liquidation.

CONDUCT OF THE COMPANY FOLLOWING ADOPTION OF THE PLAN

     Following ratification and approval of the Plan by the Company's stockholders, the Company's activities will be limited to distributing its assets in accordance with the Plan, establishing a contingency reserve for payment of the Company's expenses and liabilities, including liabilities incurred but not paid or settled prior to ratification of the Plan, selling any remaining assets of the Company, and terminating any remaining commercial agreements, relationships or outstanding obligations of the Company. Following the ratification and approval of the Plan by the Company's stockholders, the Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Restated Certificate of Incorporation, as amended, and bylaws, including for actions taken in connection with the Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. The Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as may be necessary to cover the Company's indemnification obligations under the Plan.

REPORTING REQUIREMENTS

     Whether or not the Plan is ratified and approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), even though compliance with such reporting requirements is economically burdensome. If the Plan is ratified and approved and, in order to curtail expenses, we will, after filing our Certificate of Dissolution, seek relief from the Securities & Exchange Commission ("SEC") from the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the SEC might require.

CONTINGENT LIABILITIES; CONTINGENCY RESERVE; LIQUIDATING TRUST

     Under the DGCL, the Company is required, in connection with its dissolution, to pay or provide for payment of all of its liabilities and obligations. Following the ratification and approval of the Plan by the Company's stockholders, the Company will pay all expenses and fixed and other known liabilities, or set aside as a Contingency Reserve cash and other assets which it believes to be adequate for payment thereof. The Company is currently unable to estimate with precision the amount of any Contingency Reserve which may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to stockholders.

     The actual amount of the Contingency Reserve will be based upon estimates and opinions of management and the Board of Directors and derived from consultations with outside experts and review of the Company's estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, expenses accrued in the Company's financial statements, and reserves for litigation expenses. There can be no assurance that the Contingency Reserve in fact will be sufficient. The Company has not made any specific provision for an increase in the amount of the Contingency Reserve. Subsequent to the establishment of the Contingency Reserve, the Company will distribute to its stockholders any portions of the Contingency Reserve which it deems no longer to be required. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, the Company will distribute to its stockholders any remaining portion of the Contingency Reserve.

     If deemed necessary, appropriate or desirable by the Board of Directors for any reason, the Company may, from time to time, transfer any of its unsold assets to one or more liquidating trusts, or other structure it deems appropriate, established for the benefit of the stockholders of the Company, which property would thereafter be sold or distributed on terms approved by its trustees. The Board of Directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where the Board of Directors determines that it would not be in the best interests of the Company and its stockholders for such assets to be distributed directly to the stockholders at such time. If all of the Company's assets (other then the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution the Company must transfer in final distribution such remaining assets to a liquidating trust. The Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a liquidating trust. The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying those liabilities of the Company, if any, assumed by the trust, to the Company's stockholders. Any liquidating trust acquiring all of the unsold assets of the Company will assume all of the liabilities and obligations of the Company and will be obligated to pay any expenses and liabilities of the Company which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

     The Plan authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause the Company to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. It is anticipated that the Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of the Company's stockholders. Approval of the Plan by the stockholders will also constitute the approval by the Company's stockholders of any such appointment and any liquidating trust agreement or agreements.

     The Company may decide to use a liquidating trust or trusts, and the Board of Directors believes the flexibility provided by the Plan with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between the Company and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to the Company's stockholders. The transfer to the trust and distribution of interests therein to the Company's stockholders would enable the Company to divest itself of the trust property and permit the Company's stockholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to the Company's stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of Common Stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of Common Stock in order to receive the interests. It is further anticipated that pursuant to the trust agreements (i) a majority of the trustees would be required to be independent of the Company's management;
(ii) approval of a majority of the trustees would be required to take any action; and (iii) the trust would be irrevocable and would terminate after, the earliest of (x) the trust property having been fully distributed, or (y) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of such termination, or (z) a specified number of years having elapsed after the creation of the trust.

     UNDER THE DGCL, IN THE EVENT THE COMPANY FAILS TO CREATE AN ADEQUATE CONTINGENCY RESERVE FOR PAYMENT OF ITS EXPENSES AND LIABILITIES, OR SHOULD SUCH CONTINGENCY RESERVE AND THE ASSETS HELD BY THE LIQUIDATING TRUST OR TRUSTS BE EXCEEDED BY THE AMOUNT ULTIMATELY FOUND PAYABLE IN RESPECT OF EXPENSES AND LIABILITIES, EACH STOCKHOLDER COULD BE HELD LIABLE FOR THE PAYMENT TO CREDITORS OF SUCH STOCKHOLDER'S PRO RATA SHARE OF SUCH EXCESS, LIMITED TO THE AMOUNTS THERETOFORE RECEIVED BY SUCH STOCKHOLDER FROM THE COMPANY OR FROM THE LIQUIDATING TRUST OR TRUSTS.

     If the Company were held by a court to have failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of the liquidating trust or trusts, a creditor of the Company could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of the Company's expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or interest holders under the Plan.

FINAL RECORD DATE

     The Company intends to close its stock transfer books and discontinue recording transfers of shares of Preferred and Common Stock on the Final Record Date, and thereafter certificates representing shares of Preferred or Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. After the Final Record Date, the Company will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of the Company's shares will occur on or after the Final Record Date. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" below. All liquidating distributions from the Company or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of capital stock as of the Final Record Date. Subsequent to the Final Record Date, the Company may at its election require stockholders to surrender certificates representing their shares of the capital stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by the Company or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the capital stock has been lost, stolen or destroyed, the stockholder may be required to furnish the Company with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

LISTING AND TRADING OF THE COMMON STOCK AND INTERESTS IN THE LIQUIDATING TRUST OR TRUSTS

     The Company currently intends to close its stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease on and after such date.

     The Common Stock is currently listed for trading on the Nasdaq Stock Market's National Market. For continued listing, a company, among other things, must meet certain minimum requirements with respect to net tangible assets, market value of its securities held by non-affiliates, and minimum bid prices per share. The Company's Common Stock has been trading below the minimum bid price required for continued listing, and the Company cannot be sure that the bid price will rise above the required minimum bid price. In addition, a company must maintain an operating business. The Company had previously received notice that its Common Stock would be delisted from the Nasdaq National Market on or about January 23, 2001. The Company expects that, as a result of the prior notification from Nasdaq, as well as the cessation of its operations and the anticipated decrease in its assets resulting from distributions to its stockholders, its Common Stock will be delisted from the Nasdaq National Market not later than shortly after the approval of the Plan of Liquidation by the stockholders. Trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board". As a consequence of such delisting, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of the Common Stock. Delisting of the Common Stock may result in lower prices for the Common Stock than would otherwise prevail. In any event, the Company will close its stock transfer books upon the filing of the Certificate of Dissolution. Thereafter, the stockholders will not be able to transfer their shares. It is anticipated that the interests in a liquidating trust or trusts will not be transferable, although no determination has yet been made. Such determination will be made by the Board of Directors and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, the Board of Directors, and management's estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws. Should the interests be transferable, the Company plans to distribute an information statement with respect to the liquidating trust or trusts at the time of the transfer of assets and the liquidating trust or trusts may be required to comply with the periodic reporting and proxy requirements of the Exchange Act. The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through Nasdaq, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

     As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Certain Federal Income Tax Consequences"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

ABSENCE OF APPRAISAL RIGHTS

     Under the DGCL, the stockholders of the Company are not entitled to appraisal rights for their shares of Common Stock in connection with the transactions contemplated by the Plan.

REGULATORY APPROVALS

     No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material United States federal income tax consequences affecting the Company's stockholders that are anticipated to result from the dissolution and liquidation of the Company. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, foreign individuals and entities, and persons who acquired their Company stock upon exercise of stock options or in other compensatory transactions). It also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. Distributions pursuant to the Plan may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions.

     The following discussion has no binding effect on the IRS or the courts and assumes that the Company will liquidate in accordance with the Plan in all material respects. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and the Company will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the anticipated tax consequences described herein proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to the stockholders and the Company from the liquidation. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder's individual circumstances. This discussion does not constitute legal advice to any stockholder.

FEDERAL INCOME TAXATION OF THE COMPANY

     After the approval of the Plan and until the liquidation is completed, the Company will continue to be subject to federal income tax on its taxable income, if any. The Company will recognize gain or loss on sales of its assets pursuant to the Plan. Upon the distribution of any property, other than cash, to stockholders pursuant to the Plan, the Company will recognize gain or loss as if such property were sold to the stockholders at its fair market value, unless certain exceptions to the recognition of loss apply. Any losses and net operating loss carryforwards that the Company has may be available to offset any gains recognized on sales or distribution of Company assets.

FEDERAL INCOME TAXATION OF THE STOCKHOLDERS

     As a result of the liquidation of the Company, for federal income tax purposes stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of the Company's capital stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

     A stockholder's gain or loss will be computed on a "per share" basis. The Company expects to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long term capital gain or loss if the stock has been held for more than one year. If it were to be determined that distributions made pursuant to the Plan were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income rates if the Company were to have any earnings and profits for federal income tax purposes, determined either on an historic or a current year basis, for the year of distribution.

     Upon any distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

     After the close of its taxable year, the Company will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and its best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

     It is possible that the Company will have liabilities not fully covered by its Contingency Reserve for which the stockholders will be liable up to the extent of any liquidating distributions they have received. (See "Contingent Liabilities; Contingency Reserve; Liquidating Trust"). Such a liability could require a stockholder to satisfy a portion of such liability out of prior liquidating distributions received from the Company and the liquidating trust or trusts. Payments by stockholders in satisfaction of such liabilities would commonly produce a capital loss, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

LIQUIDATING TRUSTS

     If the Company transfers assets to a liquidating trust or trusts, the Company intends to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assuming such treatment is achieved, assets transferred to a liquidating trust will cause the stockholder to be treated in the same manner for federal income tax purposes as if the stockholder had received a distribution directly from the Company. The liquidating trust or trusts themselves should not be subject to federal income tax, assuming that they are treated as liquidating trusts for federal income tax purposes. After formation of the liquidating trust or trusts, the stockholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax. There can be no assurance that the liquidating trust or trusts described in the Plan will be treated as a liquidating trust or trusts for federal income tax purposes.

STATE AND LOCAL TAX

     The Company may be subject to liability for state or local taxes with respect to the sale of its assets. Stockholders may also be subject to state or local taxes, including with respect to liquidating distributions received by them or paid to a liquidating trust on their behalf, and with respect to any income derived by a liquidating trust. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan.

BACKUP WITHHOLDING

     Unless a stockholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury regulations promulgated under the Code, such stockholder may be subject to a 31% backup withholding tax with respect to any payments received pursuant to the liquidation. Backup withholding generally will not apply to payments made to certain exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If backup withholding applies, the amount withheld is not an additional tax, but is credited against that stockholder's U.S. federal income tax liability.

     THE FOREGOING SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. THE COMPANY RECOMMENDS THAT EACH STOCKHOLDER CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AS WELL AS THE STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES.

EFFECT OF LIQUIDATION

     THE METHODS USED BY THE BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUES OF THE COMPANY'S ASSETS ARE INEXACT AND MAY NOT APPROXIMATE VALUES ACTUALLY REALIZED. THE BOARD OF DIRECTORS' ASSESSMENT ASSUMES THAT ESTIMATES OF THE COMPANY'S LIABILITIES AND OPERATING COSTS ARE ACCURATE, BUT THOSE ESTIMATES ARE SUBJECT TO NUMEROUS UNCER-

TAINTIES BEYOND THE COMPANY'S CONTROL AND ALSO DO NOT REFLECT ANY CONTINGENT LIABILITIES THAT MAY MATERIALIZE. FOR ALL THESE REASONS, THERE CAN BE NO ASSURANCE THAT ACTUAL NET PROCEEDS DISTRIBUTED TO STOCKHOLDERS IN LIQUIDATION MAY NOT BE SIGNIFICANTLY LESS THAN THE ESTIMATED AMOUNT DISCUSSED IN THIS PROXY STATEMENT. MOREOVER, NO ASSURANCE CAN BE GIVEN THAT ANY AMOUNTS TO BE RECEIVED BY THE COMPANY'S STOCKHOLDERS IN LIQUIDATION WILL EQUAL OR EXCEED THE PRICE OR PRICES AT WHICH THE COMMON STOCK HAS RECENTLY TRADED OR MAY TRADE IN THE FUTURE.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The ratification and approval of the Plan of Liquidation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Members of the Board of Directors and the executive officers of the Company who hold (or are deemed to hold) as of December 13, 2000 an aggregate of 15,655,063 shares of Common Stock (approximately 44.3% of the outstanding shares of Common Stock as of December 13, 2000) have indicated that they will vote in favor of the proposal.

     THE BOARD BELIEVES THAT THE PLAN OF LIQUIDATION IS IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.

                                 PROPOSAL NO. 2

          APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
               CERTIFICATE OF INCORPORATION TO EFFECT NAME CHANGE

     The Company is asking its stockholders to vote on a proposal to amend the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") in order to change the name of the Company from Pets.com, Inc. to IPET Holdings, Inc. The Board of Directors has unanimously approved such an amendment to the Restated Certificate. If the corporate name change is approved by the stockholders, it is anticipated that the Company's Common Stock will continue to trade under the symbol "IPET" (until delisted).

     We desire to change the name of the Company from Pets.com, Inc. to IPET Holdings, Inc. because the name Pets.com is a valuable asset of the Company which can be sold in connection with our proposed dissolution to the financial advantage of stockholders.

     Upon consummation of the proposed change of name it will not be necessary to surrender stock certificates. Instead, if certificates are presented for transfer, new stock certificates bearing the name IPET Holdings, Inc. will be issued.

     If any action, suite, proceeding or claim has been instituted, made or threatened, relating to the name change, which make effectuation of the name change inadvisable in the opinion of the Company's Board of the Directors or there exists any other circumstance which would make consummation of the name change inadvisable in the opinion of the Board of Directors, the proposal to amend the Restated Certificate may be terminated by the Board of Directors either before or after approval of the name change by the stockholders.

REQUIRED VOTE

     Approval of adoption of the Certificate of Amendment in order to change the name of the Company requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL TO ADOPT THE CERTIFICATE OF AMENDMENT WHEREBY THE COMPANY'S NAME WILL BE CHANGED TO IPET HOLDINGS, INC. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, and the Company's Current Reports on Form 8-K and 8-K/A filed with the SEC on July 28, 2000, September 26, 2000 and November 7, 2000 are incorporated herein by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting or any adjournment or postponement thereof shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Pets.com, Inc., 945 Bryant Street, San Francisco, California 94103, Attention: Paul Manca, Chief Financial Officer.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By Order of the Board of Directors,

                                          Paul G. Manca
                                          Chief Financial Officer

                                 EXHIBIT INDEX

                                                                                PAGE
     EXHIBIT                                                                   NUMBER
     -------                                                                   ------
    Exhibit A    Plan of Complete Liquidation and Dissolution................   A-1

                                   EXHIBIT A

                  PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
                                       OF
                                 PETS.COM, INC.

     This Plan of Complete Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of Pets.com, Inc., a Delaware corporation (the "Company"), in accordance with the Delaware General Corporation Law and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

          1. The Board of Directors of the Company (the "Board of Directors") has adopted this Plan and called a meeting (the "Meeting") of the holders of the Company's Common Stock to take action on the Plan and ratify the Company's actions taken to date on the Plan. If stockholders holding a majority of the Company's outstanding common stock, par value $.00125 per share (the "Common Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

          2. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

          3. From and after the Adoption Date, the Company shall complete the following corporate actions:

             (a) The Company shall determine whether and when to (i) transfer the Company's property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to
        Section 6 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and the stockholders, without any further vote or action by the Company's stockholders. The Company shall not sell its customer list unless in connection with the sale of its business as an ongoing business and the acquiror's privacy policy is consistent with our existing privacy policy. It is understood that the Company will be permitted to commence the sale and disposition of its assets as soon as possible following the adoption of this Plan by the Company's Board of Directors in order to attain the highest value for such assets and maximize value for its stockholders. The Company's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

             (b) The Company shall pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

             (c) After payment of $0.00125 per share to holders of outstanding shares of Series A Preferred Stock, the Company shall distribute pro rata to its stockholders, all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees (as defined in Section 6 hereof), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property

        (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, tax obligations, and all expenses of the sale of the Company's property and assets, of the collection and defense of the Company's property and assets, and the liquidation and dissolution provided for in this Plan.

          4. The distributions to the Stockholders pursuant to Section 3, 6 and 7 hereof shall be in complete redemption and cancellation of all of the outstanding Preferred Stock and Common Stock of the Company. As a condition to receipt of any distribution to the Company's stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Preferred Stock and Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Preferred Stock Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Company's stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to
     (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of the Company are transferred to the Trust or (iii) the date on which the Company files its Certificate of Dissolution under the Delaware General Corporation Law (following any post-dissolution continuation period thereunder), and thereafter certificates representing Preferred Stock and Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

          5. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Preferred Stock or Common Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

          6. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of its stockholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of the Company which are (i) not reasonably susceptible to distribution to the stockholders, including without limitation non-cash assets and assets held on behalf of the stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock or Preferred Stock to the Company or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the stockholders of the Company. The Company, subject to this Section and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

          7. Whether or not a Trust shall have been previously established pursuant to Section 6, in the event it should not be feasible for the Company to make the final distribution to its stockholders of all assets and properties of the Company prior to January 17, 2004 then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6.

          8. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the Delaware General Corporation Laws.

          9. Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

          10. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

          11. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the payment of any such compensation.

          12. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and by-laws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligation hereunder, including seeking an extension in time and coverage of the Company's insurance policies currently in effect.

          13. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Company's stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the Delaware General Corporation Law.

          14. The Board of Directors of the Company is hereby authorized, without further action by the Company's stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                                 PETS.COM, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY 16, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints JULIA L. WAINWRIGHT and PAUL G. MANCA, and each or both of them, proxies, with full power of substitution to vote all shares of stock of Pets.com, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Tuesday, January 16, 2001, at 8:00 a.m. local time, at the offices of Venture Law Group, 2775 Sand Hill Road, Menlo Park, California 94025 and at any adjournments thereof, upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated December 28, 2000, a copy of which has been received by the undersigned.

                                                                       SEE
                                                                     REVERSE
                                                                      SIDE

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

[X] Please mark your vote as indicated in this example.

1. To ratify and approve the Plan of Complete Liquidation and Dissolution.    [
]  FOR    [ ]  AGAINST     [ ]  ABSTAIN

2. To approve the amendment to the Company's Amended and Restated Certificate of
   Incorporation to change the Company's name to IPET Holdings, Inc.    [
   ]  FOR    [ ]  AGAINST     [ ]  ABSTAIN

    Please mark, sign, date and promptly return this proxy card using the enclosed envelope, or otherwise provide your proxy by telephone or the Internet.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]          (Please sign exactly
                                                         as your name appears
                                                         hereon. If signing as
                                                         attorney, executor,
                                                         trustee or guardian,
                                                         please give your full
                                                         title as such. If stock
                                                         is held jointly, each
                                                         owner should sign.
                                                         Please read reverse
                                                         side before signing.)

                                                         Signature:

                                                         Date

                                                         Signature:

                                                         Date